Exhibit 99.1

FOR IMMEDIATE RELEASE

MOBILE MINI REPORTS 2011 FOURTH QUARTER RESULTS

Comparable Quarter Increase in Lease Revenues for Fourth Sequential Quarter

Enters Two More New Markets for a Total of 12 in 2011

Extends Maturity and Reduces Interest Rate on Revolving Credit Facility

Tempe, AZ – February 24, 2012 — Mobile Mini, Inc. (NASDAQ GS: MINI) today reported GAAP and non-GAAP financial results for the fourth quarter and year ended December 31, 2011.

Fourth Quarter 2011 Compared to Fourth Quarter 2010

•	Total revenues rose 9.7% to $95.9 million from $87.4 million;

•	Leasing revenues rose 11.5% to $85.1 million from $76.3 million;

•	Lease revenues comprised 88.8% of total revenues compared to 87.3% of total revenues;

•	Sales revenues rose 1.5% to $10.2 million from $10.0 million;

•	Sales margins were 37.9% compared to 32.9%;

•	Non-GAAP EBITDA was $37.2 million, up 6.6% compared to $34.9 million;

•	Non-GAAP net income rose 38.2% to $10.8 million from $7.8 million; and

•	Non-GAAP diluted earnings per share increased 33.3% to $0.24 from $0.18.

Other Fourth Quarter 2011 Highlights

•	Free cash flow was $16.4 million;

•	Net debt was paid down by $12.0 million;

•

Yield (total lease revenues per unit on rent) increased 5.7% compared to the fourth quarter of 2010 primarily due to an increase in trucking revenues and a year-over-year average rental rate increase of 2.2%;

•	Average utilization rate was 61.0% in the fourth quarter, up from 57.7% in the third quarter of 2011, and 55.5% in the fourth quarter of 2010; and

•	Excess availability under our revolver at year-end increased to $454.9 million.

2011 Compared to 2010

•	Total revenues increased 10.2% to $364.4 million from $330.8 million;

•	Leasing revenues rose 8.1% to $318.9 million and comprised 87.5% of total revenues compared to $295.0 million and 89.2% of total revenues;

•	Sales revenues rose 29.2% to $42.8 million with margins of 36.8% compared to $33.2 million with margins of 33.7%;

•	Non-GAAP EBITDA rose 4.8% to $136.1 million from $129.9 million;

•	Non-GAAP net income increased 45.3% to $33.8 million compared to $23.3 million;

•	Non-GAAP diluted earnings per share increased 43.4% to $0.76 from $0.53;

•	Free cash flow was $80.0 million compared to $66.2 million; and

•

Net debt was paid down by $75.3 million, after payment of a $1.1 million call premium related to the redemption of $22.3 million of MSG Senior Notes, compared to 2010’s $55.7 million after payment of the $8.9 million call premium relating to a senior note refinancing.

Non-GAAP reconciliation tables are on page 7, and show the nearest comparable GAAP results to the Non-GAAP results.

Mobile Mini, Inc. News Release February 24, 2012	Page 2

Business Overview

Mobile Mini’s Chairman, President & CEO, Steven Bunger stated, “Building upon the favorable performance of the first nine months, 2011 ended on an especially strong note. The top line growth in the final quarter was almost entirely due to an 11.5% increase in comparable quarter lease revenues, furthering the momentum generated when 2011 first, second and third quarter lease revenues rose 3.6%, 7.6% and 9.3% over the respective 2010 quarters. Improvements in utilization and yield drove the comparable quarter increase in lease revenues. Average utilization rose to 61.0% from 55.5% in the final quarter of 2010, as units on rent continued to increase in both North America and Europe. Beyond an improving economic environment, the gains in utilization reflect the opening of new locations in North America, the repositioning of lease assets to these and other high demand locations, and very strong holiday season rentals in 2011 versus 2010. The improvement in lease revenues, as noted, was also due to yield, which was 5.7% ahead of the fourth quarter of 2010 due to increased trucking revenues and a year-over-year average rental rate increase of 2.2%.”

Mr. Bunger pointed out, “We have been investing in the future growth of our business, most notably by entering 12 new markets during 2011 including two acquisitions, just prior to year-end, one in Calgary, Alberta and one in Huntsville, AL. To establish the Calgary branch, our fourth location in Canada, we acquired the largest portable storage operator in that area. For both the Calgary branch and the Huntsville operational yard, we purchased revenue-generating lease fleets, enabling us to forego the majority of start-up expenses in these new markets. Our 2011 locations have been ramping up units on lease and performing according to plan.”

He continued, “As a result of an increase in utilization coupled with our operating leverage, our non-GAAP EBITDA margins increased 2.0 percentage points from 36.8% in the 2011 third quarter to 38.8% for the fourth quarter. On a year-over-year basis, the combination of more deliveries which have lower associated margins, higher repair and maintenance expense, long-distance fleet repositioning, as well as entering 12 new markets, slightly depressed Mobile Mini’s fourth quarter non-GAAP EBITDA margin to 38.8% from last year’s 40.0%. We see these investments as positive signs that our growth initiatives are well underway.”

Mark Funk, Mobile Mini’s Executive Vice President & CFO noted, “As of 2011 year-end, we generated free cash flow for 16 consecutive quarters. Fourth quarter free cash flow totaled $16.4 million bringing the 2011 total to $80.0 million. Cash flow from operations of $21.2 million enhanced our ability to pay down an additional $12.0 million of debt in the fourth quarter, bringing the full year’s debt pay down to $75.3 million after payment of a $1.1 million call premium related to redeeming the remaining $22.3 million of previously outstanding MSG Senior Notes. Since the acquisition of Mobile Storage Group in mid-2008, we have generated free cash flow of $258.5 million and paid down $235.3 million of debt. As a result of our senior note refinancing in November 2010, our 2011 debt pay down and lower interest rates, our 2011 interest expense has been reduced by 18% or $10.1 million compared to 2010.”

Extends Revolving Credit Agreement

Mobile Mini also announced that it has extended the maturity of its asset-based revolving credit facility (“ABL”) to February 22, 2017, or five years from closing. The previous asset-based revolving credit facility would have matured on June 27, 2013. At closing, the interest rate on borrowings under the new agreement is LIBOR plus 2.25%, reduced from LIBOR plus 2.75% under the prior agreement. The maximum principal amount has increased to $900 million from $850 million. The other terms of the ABL credit agreement also provide additional flexibility compared to the prior agreement.”

Mobile Mini, Inc. News Release February 24, 2012	Page 3

According to Mr. Funk, “Based upon Mobile Mini’s outstanding borrowings at December 31, 2011, the new lower interest rate would have produced annualized savings of over $1.7 million. With a more favorable interest rate, greater borrowing availability and a five year maturity, the new facility strengthens Mobile Mini’s capital structure, enhances our liquidity and saves us interest expense.”

He continued, “We appreciate the continued support of Deutsche Bank AG, Bank of America, JP Morgan and our other lenders for their confidence in our growth strategy.”

Outlook

Mr. Bunger went on to say, “We plan to add at least eight new markets this year, following our entry into 12 new markets in 2011, and three in 2010. The first of this year was opened in Rochester, NY and with this new operational yard, our reach extends to another major New York market. During 2012, we are expanding our focus on the consumer market. At present, we offer storage to consumers at five of our existing locations. This year we plan to add to our product offering including providing warehouse storage in seven of our current markets.”

Mr. Bunger concluded, “As we continue to build on our current momentum, we expect that Mobile Mini will achieve gains in revenues, lease revenues, EBITDA and net income in 2012. We are likewise confident that the actions undertaken to strengthen, grow and expand our operations, supported by a strong and flexible financial framework, will continue to have enduring and cumulative benefits.”

EBITDA, EBITDA margin, non-GAAP SG&A and free cash flow are non-GAAP financial measures as defined by Securities and Exchange Commission (“SEC”) rules. Reconciliations of EBITDA, EBITDA margin, and free cash flow to the most directly comparable GAAP financial measures can be found later in this release.

Conference Call

Mobile Mini will host a conference call today, Friday, February 24, 2012 at 12 noon ET to review these results. To listen to the call live, dial (201) 493-6739 and ask for the Mobile Mini Conference Call or go to www.mobilemini.com and click on the Investors section. Additionally, a slide presentation that will accompany the call will be posted at www.mobilemini.com on the Investors section and will be available in advance and after the call. We will also post the reconciliation of non-GAAP financial measures used in the slide show to the most directly comparable GAAP financial measures. Please go to the website 15 minutes early to download and install any necessary audio software. If you are unable to listen live, a replay of the conference call can be accessed for approximately 14 days after the call at Mobile Mini’s website.

Mobile Mini, Inc. is the world’s leading provider of portable storage solutions through its total lease fleet of approximately 237,600 portable storage containers and office units with 134 locations in the U.S., United Kingdom, Canada and The Netherlands. Mobile Mini is included on the Russell 2000® and 3000® Indexes and the S&P Small Cap Index.

Mobile Mini, Inc. News Release February 24, 2012	Page 4

This news release contains forward-looking statements, particularly regarding growth, free cash flow, ability to enter new markets, increase in utilization, the ability to strengthen, grow and expand our operations, and increasing debt pay down, which involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Risks and uncertainties that may affect future results include those that are described from time to time in the Company’s SEC filings. These forward-looking statements represent the judgment of the Company, as of the date of this release, and Mobile Mini disclaims any intent or obligation to update forward-looking statements.

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Mark Funk, Executive VP &		The Equity Group Inc.
Chief Financial Officer		Linda Latman (212) 836-9609
Mobile Mini, Inc.		Lena Cati (212) 836-9611
(480) 477-0241
www.mobilemini.com

(See Accompanying Tables)

Mobile Mini, Inc. News Release February 24, 2012	Page 5

Mobile Mini, Inc. Condensed Consolidated Statements of Income

(Unaudited)/(in 000’s except per share data)/(includes effects of rounding)

	September 30,	September 30,	September 30,	September 30,
	Three Months Ended December 31,		Three Months Ended December 31,
	2011	2011	2010	2010
	Actual	Non-GAAP (1)	Actual	Non-GAAP (1)
Revenues:
Leasing	$85,127	$85,127	$76,345	$76,345
Sales	10,181	10,181	10,030	10,030
Other	597	597	1,044	1,044

Total revenues	95,905	95,905	87,419	87,419

Costs and expenses:
Cost of sales	6,325	6,325	6,731	6,731
Leasing, selling and general expenses (2)	52,969	52,354	45,761	45,756
Integration, merger and restructuring expenses (3)	599	—	342	—
Depreciation and amortization	8,963	8,963	8,758	8,758

Total costs and expenses	68,856	67,642	61,592	61,245

Income from operations	27,049	28,263	25,827	26,174

Other income (expense):
Interest expense	(10,883)	(10,883)	(13,295)	(13,295)
Debt restructuring expense (4)	—	—	(11,024)	—
Foreign currency exchange	(5)	(5)	—	—

Income before provision for income taxes	16,161	17,375	1,508	12,879
Provision for income taxes	6,121	6,531	657	5,033

Net income	10,040	10,844	851	7,846
Earnings allocable to preferred stockholders	—	—	(159)	(1,477)

Net income available to common stockholders	$10,040	$10,844	$692	$6,369

Earnings per share:
Basic	$0.23	$0.25	$0.02	$0.18

Diluted	$0.23	$0.24	$0.02	$0.18

Weighted average number of common and common share equivalents outstanding:
Basic	44,038	44,038	35,332	35,332

Diluted	44,611	44,611	44,131	43,131

EBITDA	$36,007	$37,221	$34,585	$34,932

(1)	This column represents a non-GAAP presentation even though some individual line items presented, such as revenues, are identical under both GAAP and non-GAAP presentations.

(2)

In 2011, the difference primarily relates to acquisition activity costs that are excluded in the non-GAAP presentation. In 2010, the difference represents one-time costs that are excluded in the non-GAAP presentation.

(3)	Integration, merger and restructuring expenses represent costs relating primarily to the restructuring of our operations that are excluded in the non-GAAP presentation.

(4)	Represents the tender premiums and the remaining unamortized acquisition date discount on the redemption of $176.6 million in 2010 of 9.75% Notes and is excluded in the non-GAAP presentation.

Mobile Mini, Inc. News Release February 24, 2012	Page 6

Mobile Mini, Inc. Condensed Consolidated Statements of Income

(Unaudited)/(in 000’s except per share data)/(includes effects of rounding)

	September 30,	September 30,	September 30,	September 30,
	Twelve Months Ended December 31,		Twelve Months Ended December 31,
	2011	2011	2010	2010
	Actual	Non-GAAP (1)	Actual	Non-GAAP (1)
Revenues:
Leasing	$318,863	$318,863	$295,034	$295,034
Sales	42,842	42,842	33,156	33,156
Other	2,723	2,723	2,567	2,567

Total revenues	364,428	364,428	330,757	330,757

Costs and expenses:
Cost of sales	27,070	27,070	21,997	21,997
Leasing, selling and general expenses (2)	203,236	201,220	179,121	178,846
Integration, merger and restructuring expenses (3)	1,361	—	4,014	—
Depreciation and amortization	35,665	35,665	35,686	35,686

Total costs and expenses	267,332	263,955	240,818	236,529

Income from operations	97,096	100,473	89,939	94,228

Other income (expense):
Interest income	—	—	1	1
Interest expense	(46,342)	(46,342)	(56,430)	(56,430)
Debt restructuring expense (4)	(1,334)	—	(11,024)	—
Deferred financing costs write-off (5)	—	—	(525)	—
Foreign currency exchange	(7)	(7)	(9)	(9)

Income before provision for income taxes	49,413	54,124	21,952	37,790
Provision for income taxes (6)	17,549	20,345	8,443	14,538

Net income	31,864	33,779	13,509	23,252
Earnings allocable to preferred stockholders	(970)	(1,160)	(2,550)	(4,367)

Net income available to common stockholders	$30,894	$32,619	$10,959	$18,885

Earnings per share:
Basic	$0.74	$0.78	$0.31	$0.54

Diluted	$0.71	$0.76	$0.31	$0.53

Weighted average number of common and common share equivalents outstanding:
Basic	41,566	41,566	35,196	35,196

Diluted	44,569	44,569	43,829	43,829

EBITDA	$132,754	$136,131	$125,617	$129,906

(1)	This column represents a non-GAAP presentation even though some individual line items presented, such as revenues, are identical under both GAAP and non-GAAP presentations.

(2)

In 2011, the difference primarily relates to start-up expenses associated with the opening of our new locations, asset repositioning expenses and acquisition activity costs that are excluded in the non-GAAP presentation. In 2010, the difference represents one-time events that are excluded in the non-GAAP presentation.

(3)	Integration, merger and restructuring expenses represent costs relating primarily to the restructuring of our operations that are excluded in the non-GAAP presentation.

(4)

Represents the tender premiums and the remaining unamortized acquisition date discount on the redemption of $22.3 million in 2011 and $176.6 million in 2010 of 9.75% Notes that is excluded in the non-GAAP presentation.

(5)	Represents that portion of deferred financing costs associated with the $50 million reduction in the ABL Credit Agreement in 2010 that is excluded in the non-GAAP presentation.

(6)	Provision for income taxes in 2011 includes approximately $1.0 million tax benefit related to a statutory tax rate reduction in the United Kingdom that is excluded in the non-GAAP presentation.

Mobile Mini, Inc. News Release February 24, 2012	Page 7

	Non-GAAP Reconciliation to Nearest Comparable GAAP Measure Three Months Ended December 31, 2011 (in thousands except per share data) (includes effects of rounding)						Non-GAAP Reconciliation to Nearest Comparable GAAP Measure Three Months Ended December 31, 2010 (in thousands except per share data) (includes effects of rounding)
	Non-GAAP (1)	Leasing, selling and general expenses (2)	Acquisition Expenses (3)	Integration, merger and restructuring expenses (4)	GAAP	Non-GAAP (1)	Leasing, selling and general expenses (2)	Integration, merger and restructuring expenses (4)	Debt Restructuring expense (5)	GAAP
Revenues	$95,905	$—	$—	$—	$95,905	$87,419	$—	$—	$—	$87,419
EBITDA	$37,221	$(5)	$(610)	$(599)	$36,007	$34,932	$(5)	$(342)	$—	$34,585
EBITDA margin	38.8%	(0.0)%	(0.6)%	(0.6)%	37.5%	40.0%	(0.0)%	(0.4)%	—	39.6%
Operating income	$28,263	$(5)	$(610)	$(599)	$27,049	$26,174	$(5)	$(342)	$—	$25,827
Operating income margin	29.5%	(0.0)%	(0.6)%	(0.6)%	28.2%	29.9%	0.0%	(0.4)%	—	29.5%
Pre tax income	$17,375	$(5)	$(610)	$(599)	$16,161	$12,879	$(5)	$(342)	$(11,024)	$1,508
Net income	$10,844	$(3)	$(375)	$(426)	$10,040	$7,846	$(3)	$(212)	$(6,780)	$851
Diluted earnings per share	$0.24	$(0.00)	$(0.00)	$(0.01)	$0.23	$0.18	$(0.00)	$(0.01)	$(0.15)	$0.02

	xxxxx	xxxxx	xxxxx	xxxxx	xxxxx	xxxxx	xxxxx
	Non-GAAP Reconciliation to Nearest Comparable GAAP Measure Twelve Months Ended December 31, 2011 (in thousands except per share data) (includes effects of rounding)
	Non-GAAP (1)	Leasing, selling and general expenses (2)	Acquisition Expenses(3)	Integration, merger and restructuring expenses (4)	Debt restructuring expense (5)	Income Tax Benefit (6)	GAAP
Revenues	$364,428	$—	$—	$—	$—	$—	$364,428
EBITDA	$136,131	$(1,406)	$(610)	$(1,361)	$—	$—	$132,754
EBITDA margin	37.4%	(0.4)%	(0.1)%	(0.4)%	—	—	36.4%
Operating income	$100,473	$(1,406)	$(610)	$(1,361)	$—	$—	$97,096
Operating income margin	27.6%	(0.4)%	(0.1)%	(0.4)%	—	—	26.6%
Pre tax income	$54,124	$(1,406)	$(610)	$(1,361)	$(1,334)	$—	$49,413
Net income	$33,779	$(865)	$(375)	$(893)	$(820)	$1,038	$31,864
Diluted earnings per share	$0.76	$(0.02)	$(0.01)	$(0.02)	$(0.02)	$0.02	$0.71

	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
	Non-GAAP Reconciliation to Nearest Comparable GAAP Measure Twelve Months Ended December 31, 2010 (in thousands except per share data) (includes effects of rounding)
	Non-GAAP (1)	Leasing, selling and general expenses (2)	Integration, merger and restructuring expenses (4)	Debt restructuring expense (5)	Deferred financing costs write-off (7)	GAAP
Revenues	$330,757	$—	$—	$—	$—	$330,757
EBITDA	$129,906	$(275)	$(4,014)	$—	$—	$125,617
EBITDA margin	39.3%	(0.1)%	(1.2)%	—	—	38.0%
Operating income	$94,228	$(275)	$(4,014)	$—	$—	$89,939
Operating income margin	28.5%	(0.1)%	(1.2)%	—	—	27.2%
Pre tax income	$37,790	$(275)	$(4,014)	$(11,024)	$(525)	$21,952
Net income	$23,252	$(169)	$(2,471)	$(6,780)	$(323)	$13,509
Diluted earnings per share	$0.53	$(0.00)	$(0.06)	$(0.15)	$(0.01)	$0.31

(1)	This column represents a non-GAAP presentation even though some individual line items presented, such as revenues, are identical under both GAAP and non-GAAP presentations.

(2)

In 2011, the difference primarily relates to start-up expenses associated with the opening of our new locations and asset repositioning expenses that are excluded in the non-GAAP presentation. In 2010, the difference represents one-time events that are excluded in the non-GAAP presentation.

(3)	Represents acquisition activity costs that are excluded in the non-GAAP presentation.

(4)	Integration, merger and restructuring expenses represent costs relating primarily to the restructuring of our operations that are excluded in the non-GAAP presentation.

(5)

Represents the tender premiums and the remaining unamortized acquisition date discount on the redemption of $22.3 million in 2011 and $176.6 million in 2010 of 9.75% Notes that is excluded in the non-GAAP presentation.

(6)	Represents a statutory tax rate reduction in the United Kingdom that is excluded in the non-GAAP presentation.

(7)	Represents that portion of deferred financing costs associated with the $50 million reduction in the ABL Credit Agreement that is excluded in the non-GAAP presentation.

Mobile Mini, Inc. News Release February 24, 2012	Page 8

This press release includes the financial measures “EBITDA”, “EBITDA margin”, “non-GAAP SG&A” and “free cash flow”. These measurements are deemed “non-GAAP financial measures” under rules of the SEC, including Regulation G. This non-GAAP financial information may be determined or calculated differently by other companies.

EBITDA is defined as net income before interest expense, income taxes, depreciation and amortization, and if applicable, debt restructuring or extinguishment costs. We typically further adjust EBITDA to ignore the effect of what we consider transactions or events not related to our core business to arrive at non-GAAP EBITDA in the reconciliation below. The GAAP financial measure that is most directly comparable to EBITDA is net cash provided by operating activities. EBITDA margin is calculated by dividing consolidated EBITDA by total revenues. The GAAP financial measure that is most directly comparable to EBITDA margin is operating margin, which represents operating income divided by revenues. We present EBITDA and EBITDA margin because we believe they provide useful information regarding our ability to meet our future debt payment requirements, capital expenditures and working capital requirements and they provide an overall evaluation of our financial condition. In addition, EBITDA is a component of certain financial covenants under our revolving credit facility and is used to determine our available borrowing ability and the interest rate. We include EBITDA in the earnings announcement to provide transparency to investors. EBITDA has certain limitations as an analytical tool and should not be used as a substitute for net income, cash flows, or other consolidated income or cash flow data prepared in accordance with GAAP or as a measure of our profitability or our liquidity. EBITDA margin is presented along with the operating margin so as not to imply that more emphasis should be placed on it than the corresponding GAAP measure.

Free cash flow is defined as net cash provided by operating activities, less net cash used in investing activities, excluding acquisitions. Free cash flow is a non-GAAP financial measure and is not intended to replace net cash provided by operating activities, the most directly comparable GAAP financial measure. We present free cash flow because we believe it provides useful information regarding our liquidity and ability to meet our short-term obligations. In particular, free cash flow indicates the amount of cash available after capital expenditures for, among other things, investments in the Company’s existing businesses, debt service obligations and strategic acquisitions.

Non-GAAP SG&A permits a comparative assessment of our SG&A expenses by excluding certain one-time expenses to make a more meaningful comparison of our operating performance.

A reconciliation of EBITDA to net cash provided by operating activities and net income to EBITDA and non-GAAP EBITDA, as well as a reconciliation of net cash provided by operating activities to free cash flow, follows. These reconciliations are in thousands and include effects of rounding.

Mobile Mini, Inc. News Release February 24, 2012	Page 9

	September 30,	September 30,	September 30,	September 30,
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
	(In thousands)		(In thousands)
Reconciliation of EBITDA to net cash provided by operating activities:
EBITDA	$36,007	$34,585	$132,754	$125,617
Interest paid	(9,603)	(15,582)	(42,683)	(56,582)
Income and franchise taxes paid	(97)	(87)	(816)	(823)
Share-based compensation expense	1,895	1,387	6,456	6,292
Gain on sale of lease fleet units	(3,134)	(2,884)	(13,800)	(10,045)
Loss on disposal of property, plant and equipment	106	113	91	34
Changes in certain assets and liabilities, net of effect of businesses acquired:
Receivables	1,994	894	(4,148)	(2,077)
Inventories	(1,666)	913	(1,242)	2,506
Deposits and prepaid expenses	154	(1,336)	1,067	1,486
Other assets and intangibles	63	172	(33)	(200)
Accounts payable and accrued liabilities	(4,554)	457	7,323	(5,403)

Net cash provided by operating activities	$21,165	$18,632	$84,969	$60,805

Reconciliation of net income to EBITDA and non-GAAP EBITDA:
Net income	$10,040	$851	$31,864	$13,509
Interest expense	10,883	13,295	46,342	56,430
Provision for income taxes	6,121	657	17,549	8,443
Depreciation and amortization	8,963	8,758	35,665	35,686
Debt restructuring expense	—	11,024	1,334	11,024
Deferred financing costs write-off	—	—	—	525

EBITDA	36,007	34,585	132,754	125,617
Leasing, selling and general expenses	5	5	1,406	275
Acquisition costs	610	—	610	—

Integration, merger and restructuring expenses	599	342	1,361	4,014

Non-GAAP EBITDA	$37,221	$34,932	$136,131	$129,906

Reconciliation of net cash provided by operating activities to free cash flow:
Net cash provided by operating activities	$21,165	$18,632	$84,969	$60,805

Additions to lease fleet	(10,268)	(3,871)	(29,824)	(15,103)
Proceeds from sale of lease fleet units	8,363	8,594	36,201	28,860
Additions to property, plant and equipment	(2,905)	(4,784)	(11,498)	(8,555)
Proceeds from sale of property, plant and equipment	25	29	117	149

Net capital (expenditures) proceeds excluding acquisitions	(4,785)	(32)	(5,004)	5,351

Free cash flow	$16,380	$18,600	$79,965	$66,156

Mobile Mini, Inc. News Release February 24, 2012	Page 10

Mobile Mini, Inc.

Condensed Consolidated Balance Sheets

(in 000’s except par value data)

(includes effects of rounding)

	September 30,	September 30,
	December 31, 2011	December 31, 2010
	(unaudited)	(audited)
ASSETS
Cash	$2,860	$1,634
Receivables, net	47,102	42,678
Inventories	20,803	19,569
Lease fleet, net	1,018,742	1,028,403
Property, plant and equipment, net	79,875	80,731
Deposits and prepaid expenses	7,338	8,405
Other assets and intangibles, net	16,862	23,478
Goodwill	514,469	511,419

Total assets	$1,708,051	$1,716,317

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$20,849	$13,607
Accrued liabilities	46,369	49,276
Lines of credit	345,149	396,882
Notes payable	316	289
Obligations under capital leases	1,289	2,576
Senior Notes, net	349,718	371,655
Deferred income taxes	183,550	165,567

Total liabilities	947,240	999,852

Commitments and contingencies

Convertible preferred stock; $.01 par value, 20,000 shares authorized, 8,556 issued and 8,191 outstanding at December 31, 2010, stated at liquidation preference value		147,427

Stockholders’ equity:
Common stock; $.01 par value, 95,000 shares authorized, 47,787 issued and 45,612 outstanding at December 31, 2011 and 38,962 issued and 36,787 outstanding at December 31, 2010	478	390
Additional paid-in capital	508,936	349,693
Retained earnings	316,106	284,242
Accumulated other comprehensive loss	(25,409)	(25,987)
Treasury stock, at cost, 2,175 shares	(39,300)	(39,300)

Total stockholders’ equity	760,811	569,038

Total liabilities and stockholders’ equity	$1,708,051	$1,716,317